Exhibit 99.1

News Release

For immediate release

Investor Relations Contact:
Eric Boyer
+1 303 397 2969
eric.boyer@ihsmarkit.com

IHS Markit Reports Second Quarter 2021 Results

LONDON (June 23, 2021) - IHS Markit (NYSE: INFO), a world leader in critical information, analytics and solutions, today reported results for the second quarter ended May 31, 2021.

•Revenue of $1.181 billion, with 13 percent total organic revenue growth

•Net income of $159 million and diluted earnings per share (EPS) of $0.40

•Adjusted EBITDA of $517 million and Adjusted earnings per diluted share (Adjusted EPS) of $0.81

•Cash flow from operations of $372 million and free cash flow of $301 million

Adjusted EBITDA, Adjusted EPS, and free cash flow are non-GAAP financial measures used by management to measure operating performance. These terms are defined elsewhere in this release. Please see schedules appearing later in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

Second Quarter 2021 Financial Performance

	Three months ended May 31,		Change		Six months ended May 31,		Change
(in millions, except percentages and per share data)	2021	2020	$	%	2021	2020	$	%
Revenue	$1,181.4	$1,026.6	$154.8	15%	$2,301.3	$2,107.4	$193.9	9%

Net income attributable to IHS Markit*	$159.0	$71.7	$87.3	122%	$308.3	$556.7	$(248.4)	(45)%
Adjusted EBITDA	$517.4	$454.0	$63.4	14%	$984.2	$885.6	$98.6	11%

GAAP EPS	$0.40	$0.18	$0.22	122%	$0.77	$1.38	$(0.61)	(44)%
Adjusted EPS	$0.81	$0.69	$0.12	17%	$1.51	$1.35	$0.16	12%

Cash flow from operations	$372.0	$278.2	$93.8	34%	$616.5	$397.7	$218.8	55%
Free cash flow	$301.4	$208.6	$92.8	44%	$473.3	$326.0	$147.3	45%

* Net income attributable to IHS Markit for the six months ended May 31, 2020 includes an approximate $372 million gain on sale related to the A&D business line divestiture in December 2019.

“We had another strong quarter as all of our end markets continue to recover and our teams execute at a high level,” said Lance Uggla, chairman and chief executive officer at IHS Markit.

“Our strong Q2 and first half results were in-line with our expectations and we remain on track to deliver strong full year results,” said Jonathan Gear, chief financial officer at IHS Markit.

Second Quarter 2021 Revenue Performance

Second quarter 2021 revenue increased 13 percent organically compared to the second quarter of 2020. The following table provides additional revenue information by transaction type.

	Three months ended May 31,		Percentage change		Six months ended May 31,		Percentage change
(in millions, except percentages)	2021	2020	Total	Organic	2021	2020	Total	Organic
Recurring fixed	$836.0	$755.2	11%	9%	$1,661.6	$1,559.3	7%	6%
Recurring variable	182.6	158.0	16%	11%	355.5	304.8	17%	14%
Non-recurring	162.8	113.4	44%	41%	284.2	243.3	17%	15%
Total revenue	$1,181.4	$1,026.6	15%	13%	$2,301.3	$2,107.4	9%	8%

The components of revenue growth are described below by segment and in total.

	Change in revenue				Change in revenue
	Second quarter 2021 vs. Second quarter 2020				Year to date 2021 vs. Year to date 2020
(All amounts represent percentage points)	Organic	Acquisitive	Foreign Currency	Total	Organic	Acquisitive	Foreign Currency	Total
Financial Services	9%	1%	2%	11%	9%	—%	1%	11%
Transportation	39%	—%	2%	41%	20%	—%	2%	21%
Resources	—%	—%	1%	1%	(5)%	—%	—%	(5)%
Consolidated Markets & Solutions	1%	(1)%	2%	2%	—%	(1)%	1%	—%
Total	13%	—%	2%	15%	8%	—%	1%	9%

Second Quarter 2021 Operating Performance

Segment results were as follows (additional segment information is included later in this release):

•Financial Services. Second quarter revenue for Financial Services increased $50 million, or 11 percent, to $493 million, and included 9 percent total organic growth. Second quarter Adjusted EBITDA for Financial Services increased $7 million, or 3 percent, to $238 million.

•Transportation. Second quarter revenue for Transportation increased $101 million, or 41 percent, to $344 million, and included 39 percent total organic growth. Second quarter Adjusted EBITDA for Transportation increased $69 million, or 68 percent, to $171 million.

•Resources. Second quarter revenue for Resources increased $2 million, or 1 percent, to $221 million, with flat total organic growth. Second quarter Adjusted EBITDA for Resources decreased $5 million, or 5 percent, to $91 million.

•Consolidated Markets & Solutions (CMS). Second quarter revenue for CMS increased $2 million, or 2 percent, to $123 million, and included 1 percent total organic growth. Second quarter Adjusted EBITDA for CMS decreased $6 million, or 18 percent to $29 million.

Outlook

IHS Markit will provide a fiscal year 2021 guidance update and supplemental information deck as part of its previously announced second quarter 2021 results conference call on June 23, 2021, at 8:00 a.m. ET. The conference call will be simultaneously webcast on the Investor Relations section of the company’s website: investor.ihsmarkit.com. A replay of the earnings webcast will be available approximately two hours after the conclusion of the live event. The webcast recording will be available for one year on the Investor Relations section of the company’s website.

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Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and should not be considered in isolation from, or as a substitute for, financial measures calculated in accordance with GAAP. Definitions and reconciliations of the non-GAAP measures, such as EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow, to the most directly comparable GAAP measures are provided within the schedules attached to IHS Markit’s quarterly earnings releases on the Investor Relations section of the company’s website. This communication also includes certain forward-looking non-GAAP financial measures. IHS Markit is unable to present a reconciliation of this forward-looking non-GAAP financial information because management cannot reliably predict all of the necessary components of such measures. Accordingly, investors are cautioned not to place undue reliance on this information.

We use non-GAAP measures in our operational and financial decision-making. We believe that such measures allow us to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. We also believe that investors may find these non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP financial measures or disclosures. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to any other GAAP measure.

Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to IHS Markit, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures. However, non-GAAP measures have limitations as an analytical tool. Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, results of operations as determined in accordance with GAAP.

Forward-Looking Statements
This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: guidance and predictions relating to expected operating results, such as revenue growth and earnings; strategic actions such as acquisitions, joint ventures, and dispositions, the anticipated benefits therefrom, and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; anticipated levels of indebtedness, capital allocation, dividends, and share repurchases in future periods; our belief that we have sufficient liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities, and governmental and regulatory investigations and proceedings; our strategy for customer retention, growth, product development, market position, financial results, and reserves; the completion of the merger with S&P Global Inc. (“S&P Global”) on anticipated terms and timing, including unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations and other conditions to the completion of the merger; the ability of S&P Global and IHS Markit to integrate the business successfully and to achieve anticipated synergies; potential litigation relating to the proposed transaction that could be instituted against S&P Global, IHS Markit or their respective directors; the risk that disruptions from the proposed transaction will harm S&P Global’s and IHS Markit’s business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; rating agency actions; potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect IHS Markit’s financial performance; and certain restrictions during the pendency of the merger that may impact IHS Markit’s ability to pursue certain business opportunities or strategic transactions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements are more fully discussed under the caption “Risk Factors” in our Annual Report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are based only on information currently available to our management and speaks only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at investor.ihsmarkit.com.

About IHS Markit (www.ihsmarkit.com)
IHS Markit (NYSE: INFO) is a world leader in critical information, analytics and solutions for the major industries and markets that drive economies worldwide. The company delivers next-generation information, analytics and solutions to customers in business, finance and government, improving their operational efficiency and providing deep insights that lead to well-informed, confident decisions. IHS Markit has more than 50,000 business and government customers, including 80 percent of the Fortune Global 500 and the world’s leading financial institutions. Headquartered in London, IHS Markit is committed to sustainable, profitable growth.
IHS Markit is a registered trademark of IHS Markit Ltd and/or its affiliates. All other company and product names may be trademarks of their respective owners © 2021 IHS Markit Ltd. All rights reserved.

IHS MARKIT LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	As of May 31, 2021	As of November 30, 2020
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$217.4	$125.6
Accounts receivable, net	870.9	891.7
Deferred subscription costs	99.7	84.3
Assets held for sale	865.3	—
Other current assets	129.5	131.7
Total current assets	2,182.8	1,233.3
Non-current assets:
Property and equipment, net	683.0	724.8
Operating lease right-of-use assets, net	280.1	296.8
Intangible assets, net	3,389.6	3,846.1
Goodwill	9,778.5	9,908.7
Deferred income taxes	27.1	27.1
Other	253.5	98.4
Total non-current assets	14,411.8	14,901.9
Total assets	$16,594.6	$16,135.2
Liabilities and equity
Current liabilities:
Short-term debt	$333.1	$268.1
Accounts payable	34.6	48.2
Accrued compensation	143.6	206.1
Other accrued expenses	389.3	477.6
Income tax payable	19.4	29.1
Deferred revenue	1,009.5	886.2
Operating lease liabilities	59.9	63.5
Liabilities held for sale	103.1	—
Total current liabilities	2,092.5	1,978.8
Long-term debt, net	4,643.8	4,641.7
Deferred income taxes	467.0	543.4
Operating lease liabilities	284.5	297.7
Other liabilities	178.0	130.4
Commitments and contingencies
Redeemable noncontrolling interests	13.1	13.8
Shareholders' equity	8,915.7	8,529.4
Total liabilities and equity	$16,594.6	$16,135.2

IHS MARKIT LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except for per-share amounts)
(Unaudited)

	Three months ended May 31,		Six months ended May 31,
	2021	2020	2021	2020
Revenue	$1,181.4	$1,026.6	$2,301.3	$2,107.4
Operating expenses:
Cost of revenue	425.8	388.3	841.0	804.1
Selling, general and administrative	283.3	258.1	585.5	574.3
Depreciation and amortization	150.5	149.4	302.1	294.7
Restructuring and impairment charges	7.7	81.3	8.7	85.8
Acquisition-related costs	33.3	6.6	46.4	7.5
Other expense (income), net	5.2	(1.2)	8.6	(374.0)
Total operating expenses	905.8	882.5	1,792.3	1,392.4
Operating income	275.6	144.1	509.0	715.0
Interest income	—	0.2	0.1	0.6
Interest expense	(55.4)	(60.0)	(110.9)	(121.2)
Net periodic pension and postretirement expense	—	(8.9)	—	(30.4)
Non-operating expense, net	(55.4)	(68.7)	(110.8)	(151.0)
Income from continuing operations before income taxes and equity in income of equity method investees	220.2	75.4	398.2	564.0
Provision for income taxes	(57.6)	(4.7)	(87.9)	(9.0)
Equity in (loss) income of equity-method investees	(3.7)	0.1	(2.7)	(0.2)
Net income	158.9	70.8	307.6	554.8
Net loss attributable to noncontrolling interest	0.1	0.9	0.7	1.9
Net income attributable to IHS Markit Ltd.	$159.0	$71.7	$308.3	$556.7

Basic earnings per share attributable to IHS Markit Ltd.	$0.40	$0.18	$0.77	$1.40
Weighted average shares used in computing basic earnings per share	398.8	397.0	398.1	396.4

Diluted earnings per share attributable to IHS Markit Ltd.	$0.40	$0.18	$0.77	$1.38
Weighted average shares used in computing diluted earnings per share	400.7	400.1	400.8	402.1

IHS MARKIT LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six months ended May 31,
	2021	2020
Operating activities:
Net income	$307.6	$554.8
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	302.1	294.7
Stock-based compensation expense	115.7	153.8
Gain on sale of assets, net	(0.2)	(370.9)
Impairment of assets	3.9	—
Payments for acquisition-related performance compensation	—	(75.9)
Net periodic pension and postretirement expense	—	30.4
Undistributed earnings of affiliates, net	2.7	0.5
Pension and postretirement contributions	—	(31.1)
Deferred income taxes	(20.4)	(10.8)
Change in assets and liabilities:
Accounts receivable, net	(0.3)	7.0
Other current assets	(19.9)	(51.2)
Accounts payable	(8.4)	(22.5)
Accrued expenses	(177.0)	(119.9)
Income tax	(7.4)	(70.1)
Deferred revenue	119.5	78.7
Other assets and liabilities	(1.4)	30.2
Net cash provided by operating activities	616.5	397.7
Investing activities:
Capital expenditures on property and equipment	(143.2)	(147.6)
Acquisitions of businesses, net of cash acquired	(46.9)	(3.2)
Payments to acquire equity investments	(156.3)	(7.2)
Proceeds from sale of assets	—	466.2
Change in other assets	0.6	(0.9)
Settlements of forward contracts	11.8	(20.0)
Net cash (used in) provided by investing activities	(334.0)	287.3
Financing activities:
Proceeds from borrowings	565.0	541.4
Repayment of borrowings	(500.0)	(283.9)
Contingent consideration payments	(1.0)	—
Dividends paid	(159.0)	(135.3)
Repurchases of common shares	—	(750.0)
Proceeds from the exercise of employee stock options	2.2	177.2
Payments related to tax withholding for stock-based compensation	(110.3)	(111.7)
Net cash used in financing activities	(203.1)	(562.3)
Foreign exchange impact on cash balance	12.4	(26.4)
Net increase in cash and cash equivalents	91.8	96.3
Cash and cash equivalents at the beginning of the period	125.6	111.5
Cash and cash equivalents at the end of the period	$217.4	$207.8

IHS MARKIT LTD.
SUPPLEMENTAL REVENUE DISCLOSURE
(In millions)
(Unaudited)

	Three months ended May 31,		Percent change		Six months ended May 31,		Percent change
	2021	2020	Total	Organic	2021	2020	Total	Organic
Recurring revenue:
Financial Services	$278.3	$262.2	6%	5%	$563.6	$529.5	6%	5%
Transportation	261.6	186.8	40%	38%	508.2	414.5	23%	21%
Resources	183.5	197.5	(7)%	(8)%	366.1	398.0	(8)%	(8)%
CMS	112.6	108.7	4%	2%	223.7	217.3	3%	2%
Total recurring fixed revenue	$836.0	$755.2	11%	9%	$1,661.6	$1,559.3	7%	6%
Financial Services - variable	182.6	158.0	16%	11%	355.5	304.8	17%	14%
Total recurring revenue	$1,018.6	$913.2	12%	10%	$2,017.1	$1,864.1	8%	7%

Non-recurring revenue:
Financial Services	$32.5	$23.3	39%	36%	$58.8	$45.2	30%	27%
Transportation	82.5	56.4	46%	41%	147.6	125.9	17%	14%
Resources	37.3	21.5	73%	73%	57.4	46.6	23%	23%
CMS	10.5	12.2	(14)%	(10)%	20.4	25.6	(20)%	(18)%
Total non-recurring revenue	$162.8	$113.4	44%	41%	$284.2	$243.3	17%	15%

Total revenue:
Financial Services	$493.4	$443.5	11%	9%	$977.9	$879.5	11%	9%
Transportation	344.1	243.2	41%	39%	655.8	540.4	21%	20%
Resources	220.8	219.0	1%	—%	423.5	444.6	(5)%	(5)%
CMS	123.1	120.9	2%	1%	244.1	242.9	—%	—%
Total revenue	$1,181.4	$1,026.6	15%	13%	$2,301.3	$2,107.4	9%	8%

IHS MARKIT LTD.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASURES TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except for per-share amounts)
(Unaudited)

	Three months ended May 31,		Six months ended May 31,
	2021	2020	2021	2020
Net income attributable to IHS Markit Ltd.	$159.0	$71.7	$308.3	$556.7
Interest income	—	(0.2)	(0.1)	(0.6)
Interest expense	55.4	60.0	110.9	121.2
Provision for income taxes	57.6	4.7	87.9	9.0
Depreciation	59.3	56.4	115.4	107.5
Amortization related to acquired intangible assets	91.2	93.0	186.7	187.2
EBITDA (1)(6)	$422.5	$285.6	$809.1	$981.0
Stock-based compensation expense	49.9	71.2	115.7	153.8
Restructuring and impairment charges	7.7	81.3	8.7	85.8
Acquisition-related costs	29.4	2.1	38.6	2.8
Acquisition-related performance compensation	3.9	4.5	7.8	4.7
Gain on sale of assets	(0.1)	1.4	(0.2)	(370.9)
Pension mark-to-market and settlement expense	—	8.8	—	30.0
Adjusted EBITDA impacts from equity-method investments and noncontrolling interest	4.1	(0.9)	4.5	(1.6)
Adjusted EBITDA (2)(6)	$517.4	$454.0	$984.2	$885.6

	Three months ended May 31,		Six months ended May 31,
	2021	2020	2021	2020
Net income attributable to IHS Markit Ltd.	$159.0	$71.7	$308.3	$556.7
Stock-based compensation expense	49.9	71.2	115.7	153.8
Amortization related to acquired intangible assets	91.2	93.0	186.7	187.2
Restructuring and impairment charges	7.7	81.3	8.7	85.8
Acquisition-related costs	29.4	2.1	38.6	2.8
Acquisition-related performance compensation	3.9	4.5	7.8	4.7
Gain on sale of assets	(0.1)	1.4	(0.2)	(370.9)
Pension mark-to-market and settlement expense	—	8.8	—	30.0
Income tax effect of above adjustments	(20.9)	(55.7)	(61.6)	(105.1)
Adjusted earnings impacts from equity-method investments and noncontrolling interest	2.8	(0.7)	2.7	(1.4)
Adjusted net income (3)	$322.9	$277.6	$606.7	$543.6
Adjusted EPS (4)(6)	$0.81	$0.69	$1.51	$1.35
Weighted average shares used in computing Adjusted EPS	400.7	400.1	400.8	402.1

	Three months ended May 31,		Six months ended May 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$372.0	$278.2	$616.5	$397.7
Payments for acquisition-related performance compensation	—	—	—	75.9
Capital expenditures on property and equipment	(70.6)	(69.6)	(143.2)	(147.6)
Free cash flow (5)(6)	$301.4	$208.6	$473.3	$326.0

IHS MARKIT LTD.
SUPPLEMENTAL SEGMENT OPERATING PROFIT MEASURE DISCLOSURE
(In millions)
(Unaudited)

	Three months ended May 31,		Six months ended May 31,
	2021	2020	2021	2020
Adjusted EBITDA by segment:
Financial Services	$237.8	$231.3	$470.7	$436.7
Transportation	170.7	101.6	317.4	219.6
Resources	91.4	96.2	165.6	186.4
CMS	28.7	35.0	54.8	64.4
Shared services	(11.2)	(10.1)	(24.3)	(21.5)
Total Adjusted EBITDA	$517.4	$454.0	$984.2	$885.6

Adjusted EBITDA margin by segment:
Financial Services	48.2%	52.2%	48.1%	49.7%
Transportation	49.6%	41.8%	48.4%	40.6%
Resources	41.4%	43.9%	39.1%	41.9%
CMS	23.3%	28.9%	22.4%	26.5%
Total Adjusted EBITDA margin	43.8%	44.2%	42.8%	42.0%

(1)EBITDA is defined as net income plus or minus net interest, plus provision for income taxes, depreciation, and amortization.
(2)Adjusted EBITDA further excludes primarily non-cash items and other items that we do not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, restructuring charges, acquisition-related costs and performance compensation, exceptional litigation, net other gains and losses, pension mark-to-market, settlement, and other expense, the impact of equity-method investments and noncontrolling interests, and discontinued operations). All of the items included in the reconciliation from net income to Adjusted EBITDA are either non-cash items or items that we do not consider to be useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.
(3)Adjusted net income is defined as net income plus primarily non-cash items and other items that management does not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, amortization related to acquired intangible assets, restructuring charges, acquisition-related costs and performance compensation, acquisition financing fees, net other gains and losses, pension mark-to-market, settlement, and other expense, the impact of noncontrolling interests, and discontinued operations, all net of the related tax effects).
(4)Adjusted EPS is defined as Adjusted net income (as defined above) divided by diluted weighted average shares.
(5)Free cash flow is defined as net cash provided by operating activities plus payments for acquisition-related performance compensation minus capital expenditures.
(6)EBITDA, Adjusted EBITDA, Adjusted EPS, and free cash flow are used by securities analysts, investors, and other interested parties to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our revolving credit agreement.